Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-XXXXX on Form S-8 of our report dated March 6, 2014, relating to the financial statements appearing in the Annual Report on Form 10-K of JAVELIN Mortgage Investment Corp. for the year ended December 31, 2013.

/s/ Deloitte & Touche LLP

Miami, Florida
November 7, 2014